UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 7, 2010
AMERICAN PHYSICIANS CAPITAL, INC.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 000-32057

Michigan (State of Incorporation)	38-3543910 (IRS Employer Identification No.)
1301 North Hagadorn Road, East Lansing, Michigan 48823
(Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code): (517) 351-1150
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
INDEX OF EXHIBITS
EX-2.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement
     On July 7, 2010, American Physicians Capital, Inc. (the “Company”), The Doctors Company, a California-domiciled reciprocal inter-insurance exchange (“TDC”), and Red Hawk Acquisition Corp., a Michigan corporation and wholly owned subsidiary of TDC (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Under the terms of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger and a wholly owned subsidiary of TDC. At the closing of the Merger, each share of common stock, no par value per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the closing, shall be converted into the right to receive $41.50 in cash.
     Each of the Company, TDC and Merger Sub have agreed to customary representations, warranties and covenants in the Merger Agreement. Among these covenants, the Company has agreed (i) to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the closing of the Merger, and (ii) to call and hold a meeting of its shareholders for the purpose of voting upon the adoption of the Merger Agreement and to prepare and file with the Securities and Exchange Commission a proxy statement relating to the Company’s meeting of the shareholders.
     In addition, the Merger Agreement contains a “no-shop” restriction on the ability of the Company to, among other things, solicit alternative acquisition proposals, provide information and engage in discussions with third parties, withdraw its recommendation to its shareholders to approve the Merger or enter into an agreement with respect to an alternative acquisition. The “no-shop” restriction is subject to a “fiduciary-out” provision, which provides that the Company’s board of directors (the “Company Board”) may, prior to the time shareholder approval is obtained, (i) change its recommendation to the Company’s shareholders but only if the Company Board determines in good faith, after consultation with outside counsel, that failure to do so would be inconsistent with its fiduciary duties to the Company’s shareholders; (ii) change its recommendation to the Company’s shareholders or enter into a definitive agreement with respect to an alternative acquisition proposal, if, in response to an unsolicited acquisition proposal which the Company Board determines in good faith, after consulting with its independent financial advisor and outside legal counsel and consideration of all terms and conditions of such acquisition proposal, is more favorable to the shareholders of the Company than the terms set forth in the Merger Agreement (a “Superior Proposal”); or (iii) participate in discussions or negotiations with, or provide non-public information to, any person in response to an unsolicited acquisition proposal if the Company Board determines in good faith, after consulting outside legal counsel, that there is a likelihood that such acquisition proposal will lead to a Superior Proposal.
     In addition to the approval of the Company’s shareholders, the completion of the Merger is subject to other customary closing conditions, including (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the written approval of the Form A, or exemption therefrom, issued by any applicable state insurance regulatory authorities required to approve the Merger, including, without limitation, the State of Michigan Office of Financial and Insurance Regulation, and (iii) absence of any governmental order, decree, judgment, injunction or other ruling that would prevent or prohibit consummation of the Merger.
     A copy of the Merger Agreement is attached as Exhibit 2.1 to this report. The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The exhibits and schedules to the Merger Agreement have been omitted from the attached Exhibit 2.1. The Company shall furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. The press release, issued July 8, 2010, announcing the signing of the Merger Agreement, is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
     The Merger Agreement contains a number of representations and warranties which the Company and TDC have made to each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. These disclosure schedules contain information that has been included in the prior public disclosures of the Company, as well as additional non-public information. While the Company does not believe that this non-public information is required to be publicly disclosed under the applicable securities laws, that information does modify, qualify and create exceptions to the representations and warranties set forth in the Merger Agreement. In addition, these representations and warranties were made as of the date of the Merger Agreement. Information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the public disclosures of the Company. Moreover, representations and warranties are frequently utilized in merger agreements as a means of allocating risks, both known and unknown, rather than to make affirmative factual claims or statements. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information about the Company or TDC.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit
No.	Description
2.1	Agreement and Plan of Merger by and among American Physicians Capital, Inc., The Doctors Company and Red Hawk Acquisition Corp. dated as of July 7, 2010
99.1	American Physicians Capital, Inc. press release dated July 8, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
July 8, 2010

AMERICAN PHYSICIANS CAPITAL, INC. (Registrant)
By:	/s/ R. Kevin Clinton
R. Kevin Clinton
President and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit
No.	Description
2.1	Agreement and Plan of Merger by and among American Physicians Capital, Inc., The Doctors Company and Red Hawk Acquisition Corp. dated as of July 7, 2010
99.1	American Physicians Capital, Inc. press release dated July 8, 2010